EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Incentive Compensation Plan and the 1999 Stock Option Plan of Helmstar Group, Inc. of our report, dated February 23, 1999, with respect to the consolidated financial statements of Helmstar Group, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/  Richard A. Eisner & Company, LLP
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     Richard A. Eisner & Company, LLP

New York, New York
October 14, 1999